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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 27, 1998, on our audits of the consolidated financial statements of Boyle Leasing Technologies, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected
Financial Data."



/s/ COOPERS & LYBRAND L.L.P.




June 4, 1998
Boston, Massachusetts